UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): January 25, 2005

Oshkosh Truck Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

        On January 25, 2005, Oshkosh Truck Corporation (the “Company”) issued a press release (the “Press Release”) announcing its earnings for the first quarter ended December 31, 2004 and its revised outlook for fiscal 2005. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

        On January 25, 2005, the Company held a conference call in connection with the Company’s announcement of its earnings for the first quarter ended December 31, 2004 and its revised outlook for fiscal 2005. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein. An audio replay of such conference call and the related question and answer session will be available for at least twelve months on the Company’s web site at www.oshkoshtruckcorporation.com.

        The information, including without limitation all forward-looking statements, contained in the Press Release, the Script and related slide presentation on the Company’s web site (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of January 25, 2005. The Company has adopted a policy that if the Company makes a determination that it expects the Company’s earnings per share for future periods for which projections are contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session to be lower than those projections, then the Company will publicly disseminate that fact. The Company’s policy also provides that if the Company makes a determination that it expects the Company’s earnings per share for future periods to be at or above the projections contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session, then the Company does not intend to publicly disseminate that fact. Except as set forth above, the Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly conference call, if at all.

        The Press Release, the Script and the Slide Presentation contain, and representatives of the Company made, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release, the Script and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimates,” “anticipate,” “believe,” “should” or “plans,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, the following:

Accuracy of Assumptions. The expectations reflected in the forward-looking statements, in particular those with respect to projected sales, costs, earnings and debt levels, are based in part on certain assumptions made by the Company, some of which are referred to in, or as part of, the forward-looking statements. Such assumptions include, without limitation, the Company’s ability to turn around the business of the Geesink Norba Group sufficiently to support its current valuation resulting in no non-cash impairment charge for Geesink Norba Group goodwill; the sale of approximately 1,000 Revolution® composite concrete mixer drums in the U.S. in fiscal 2005 at favorable pricing and costs; the Company’s estimates for concrete placement activity, housing starts and mortgage rates; a strong U.S. economy and no recovery in the European economy; the Company’s expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; the Company’s ability to achieve cost reductions and operating efficiencies in particular at McNeilus Companies, Inc. and the Geesink Norba Group; the anticipated level of production and margins associated with the base Medium Tactical Vehicle Replacement (“MTVR”) contract and MTVR-related contracts, the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity contract and international defense truck contracts; the expected level of U.S. Department of Defense procurement of replacement parts, service and remanufacturing of trucks and funding thereof; the Company’s targets for Geesink Norba Group sales and operating losses; the Company’s estimates for capital expenditures of municipalities for fire and emergency and refuse products, of airports for rescue and snow removal products and of large commercial waste haulers generally and with the Company; the Company’s estimates for the impact of steel and component cost increases and its ability to avoid such cost increases based on its supply contracts or recover rising steel and component costs with increases in prices of its products; the Company’s planned spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the Company’s ability to integrate acquired businesses and achieve expected synergies; the expected level of commercial “package” body and chassis sales compared to “body only” sales; the Company’s estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; the Company’s ability to sustain market share gains by its fire and emergency and refuse products businesses; anticipated levels of capital expenditures, especially with respect to the rollout of the Revolution® composite concrete mixer drum; the Company’s planned spending on new product development; the Company’s estimates for costs relating to litigation, product warranty, insurance and other raw materials; and the Company’s estimates for debt levels, interest rates, working capital needs and effective tax rates. The Company cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to have been correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on the Company’s ability to achieve the results that the forward-looking statements contemplate.

Geesink Norba Group Turnaround. The Geesink Norba Group has been operating at a loss for the last three quarters due to the weak European economy, declines in selling prices in its markets, operational inefficiencies and increased material, labor and warranty costs related to the launch of a new Gesink-branded rear loader. Although the Company has taken steps to turn around the business of the Geesink Norba Group, including reducing work force, installing new executive leadership, implementing lean manufacturing practices and introducing new products, the Company cannot provide any assurance such activities will be successful. In addition, the Company may incur costs to implement any such turnaround beyond its current expectations for such costs. If the Company is unable to turn around the business of the Geesink Norba Group, then the Company may be required to record a non-cash impairment charge for Geesink Norba Group goodwill, and there could be other material adverse effects on the net sales, profitability and/or cash flows of the Company.

Cyclical Markets. A decline in overall customer demand in the Company’s cyclical commercial or fire and emergency markets could have a material adverse effect on the Company’s operating performance. The ready-mix concrete market that the Company serves is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. The U.S. economy is now in strong recovery and the European economy generally remains weak. Although the concrete placement industry has recovered from a downturn compared to historical levels and customers of the Company such as municipalities and large waste haulers have increased their expenditures for fire and emergency and refuse equipment, if these improvements do not continue or if these markets face downturns, then there could be a material adverse effect on the net sales, profitability and cash flows of the Company. In addition, the weak European economy, among other things, has continued to have a material adverse effect on refuse sales by the Geesink Norba Group. Furthermore, the recent surge in the Company’s defense business is due in significant part to demand for defense trucks, replacement parts, service and truck remanufacturing arising from the conflict in Iraq. Events such as this are unplanned, and the Company cannot predict how long this conflict will last or the demand for its products that will arise out of such an event. Accordingly, the Company cannot provide any assurance that the increased defense business as a result of this conflict will continue.

Government Contracts. The Company is dependent on U.S. and foreign government contracts for a substantial portion of its business. That business is subject to the following risks, among others, that could have a material adverse effect on the Company’s operating performance:

•	The Company’s business is susceptible to changes in the U.S. defense budget, which may reduce revenues that the Company expects from its defense business.

•	The U.S. government may not appropriate funding that the Company expects for its U.S. government contracts, which may prevent the Company from realizing revenues under current contracts.

•	Most of the Company’s government contracts are fixed-price contracts, and the Company’s actual costs may exceed its projected costs, which could result in lower profits or net losses under these contracts.

•	The Company is required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•	Competitions for the award of defense truck contracts are intense, and the Company cannot provide any assurance that it will be successful in the defense truck procurement competitions in which it participates.

•	Certain of the Company’s government contracts could be suspended or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

•	The Company’s government contracts are subject to audit, which could result in adjustments of the Company’s costs and prices under these contracts.

•	The Company’s defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, the Company must make adjustments to personnel and production resources.

Completion and Financing of Acquisitions. A substantial portion of the Company’s growth in the past eight years has come through acquisitions, and the Company’s growth strategy is based in part upon acquisitions. The Company may not be able to identify suitable acquisition candidates or complete future acquisitions, which could adversely affect the Company’s future growth. The Company’s credit facility also contains restrictive covenants that may limit the Company’s ability to take advantage of business opportunities, including acquisitions. The Company may not be able to integrate or operate profitably its recent acquisitions of JerrDan Corporation, BAI Brescia Antincendi International S.r.l and BAI Tecnica S.r.l. (collectively, “BAI”), and Concrete Equipment Company, Inc. (CON-E-CO) or businesses the Company acquires in the future. Any acquisitions could be dilutive to the Company’s earnings per share. The Company’s level of indebtedness may increase in the future if the Company finances acquisitions with debt, which would cause the Company to incur additional interest expense and could increase the Company’s vulnerability to general adverse economic and industry conditions and limit the Company’s ability to obtain additional financing. If the Company issues shares of its stock as currency in any future acquisitions or as a source of funds to finance acquisitions, then the Company’s earnings per share may be diluted as a result of the issuance of such stock.

Rising Steel and Component Costs. The Company uses thousands of tons of steel annually and steel cost increases have a significant impact on production costs for the Company’s trucks and truck bodies. During fiscal 2004, costs increased sharply for steel and component parts containing steel, with further increases expected during fiscal 2005. The ultimate duration and severity of these conditions is not presently estimable, but these conditions are likely to continue throughout fiscal 2005. Without limitation, these conditions could impact the Company in the following ways:

•	In the commercial and fire and emergency businesses, the Company announced selling price increases during fiscal 2004 and the first quarter of fiscal 2005 to offset increases in steel and component costs and may further increase prices in fiscal 2005. However, any such new product prices apply only to new orders, and the Company does not anticipate being able to recover all cost increases from customers due to the amount of orders in the Company’s backlog prior to the effective date of new selling prices for the Company’s products and because competitive conditions have limited, and may limit in the future, price increases in some market sectors. In addition, steel and component costs could continue to rise faster than expected and the Company’s product price increases may not be realized in full or in part.

•	In the defense business, the Company is generally limited in its ability to raise prices in response to rising steel and component costs as the Company largely does business under firm, fixed-price contracts. The Company attempts to limit its risk by obtaining firm pricing from suppliers at contract award. However, if these suppliers, including steel mills, do not honor their contracts, then the Company could face margin pressure in its defense business.

Revolution® Composite Concrete Mixer Drum. The Company has made and will continue to make significant investments in technology and manufacturing facilities relating to the Revolution® composite concrete mixer drum product, and the Company anticipates that this product will contribute to growth in revenues and earnings of the Company’s commercial segment. However, the Company cannot provide any assurance that such growth will result. Without limitation:

•	The Revolution® drum is a new product in the concrete placement market that uses new technology, and the Company cannot provide any assurance that the concrete placement market will broadly accept this product or that the Company will be able to sell this product at targeted prices.

•	Even if market demand for the Revolution® drum meets the Company’s expectations, the Company may not be able to sustain high volume production of this product at projected costs and on projected delivery schedules, which could result in lower profits or net losses relating to this product.

•	The Company’s plans include taking additional actions and making additional investments to introduce different versions of the Revolution® drum and to introduce the product in markets outside the United States, and there will be additional risks associated with these efforts.

•	The Company cannot provide any assurance that competitors will not offer products in the future that compete with the Revolution® drum, which would impact the Company’s ability to sell this product at targeted prices.

•	Because the Revolution® drum is a new product, the Company potentially may experience higher costs for warranty and other product related claims.

International Business. For the fiscal year ended September 30, 2004, approximately 16.7% of the Company’s net sales were attributable to products sold outside of the United States, and expanding international sales, including through acquisitions such as the recent acquisition of BAI, is a part of the Company’s growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. The Company may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on the Company’s financial condition, profitability and cash flows.

Foreign Currency Fluctuations. The results of operations and financial condition of the Company’s subsidiaries that conduct operations in foreign countries are reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in the Company’s consolidated financial statements, which are stated in U.S. dollars. In addition, the Company has certain firm orders in backlog that are denominated in U.K. Pounds Sterling and certain agreements with subcontractors denominated in U.K. Pounds Sterling and Euros, which will subject the Company to foreign currency transaction risk to the extent they are not hedged. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro and the U.K. Pound Sterling, may have a material effect on the Company’s financial condition, profitability and cash flows and may significantly affect the comparability of the Company’s results between financial periods.

Interruptions in the Supply of Parts and Components. The Company has and may in the future experience significant disruption or termination of the supply of some of the Company’s parts, materials, components and final assemblies that the Company obtains from sole source suppliers or subcontractors or incur a significant increase in the cost of these parts, materials, components or final assemblies. Such disruptions, terminations or cost increases could delay sales of the Company’s trucks and truck bodies and could result in a material adverse effect on the Company’s financial condition, profitability and cash flows.

Competition. The Company operates in highly competitive industries. Several of the Company’s competitors have greater financial, marketing, manufacturing and distribution resources than the Company and the Company is facing competitive pricing from new entrants in certain markets. The Company’s products may not continue to compete successfully with the products of competitors, and the Company may not be able to retain or increase its customer base or to improve or maintain its profit margins on sales to its customers, all of which could adversely affect the Company’s financial condition, profitability and cash flows.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Oshkosh Truck Corporation Press Release dated January 25, 2005.

(99.2)	Script for conference call held January 25, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION

Date: January 25, 2005	By: /s/ Charles L. Szews
Charles L. Szews
Executive Vice President and Chief Financial Officer

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated January 25, 2005

Exhibit
Number

(99.1)	Oshkosh Truck Corporation Press Release dated January 25, 2005.

(99.2)	Script for conference call held January 25, 2005.